Exhibit 10.29

SECURITIES AGREEMENT

This Securities Agreement (this “Agreement”) is made as of December 12, 2025 by and between Blue Gold Limited, an exempted company limited by shares incorporated under the law of the Cayman Islands (the “Company”), and Sameer Salgar, a natural person and a resident of United Arab Emirates (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into a consultancy services agreement, dated as of September 1, 2025 (the “Consultancy Services Agreement”), pursuant to which the Purchaser has provided to the Company certain advisory services as described therein, and

WHEREAS, pursuant to Clause 5 of the Consultancy Services Agreement, the Company has agreed to issue to the Purchaser, for the services rendered by the Purchaser to the Company under the Consultancy Services Agreement to date and to be rendered by the Purchaser to the Company thereunder for the remainder of the term thereof an aggregate of 10,000 Class A ordinary shares of the Company (the “Stock Compensation”), such number of ordinary shares being the “Shares”;

NOW THEREFORE, in consideration of the promises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Issuance of the Shares. Subject to the terms and conditions of this Agreement the Company agrees to issue the Shares to the Purchaser. Such issuance shall be in full satisfaction of the Company’s obligation to pay the Stock Compensation to the Purchaser pursuant to the Consultancy Services Agreement and the Company shall therefore have no further obligation after such issuance in respect of the Stock Compensation thereunder. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue the Shares to the Purchaser.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date hereof.

2.1 Organization, Corporate Power and Qualification. The Company is a exempted company limited by shares duly incorporated and validly existing under the law of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and to enter into this Agreement and perform its obligations hereunder.

2.2 Authorization; Enforceability. All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement have been taken or will be taken prior to the execution of this Agreement. This Agreement, when duly executed and delivered by the Company, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Valid Issuance. The Shares, when issued and delivered in accordance with the terms of this Agreement and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and the Memorandum and Articles of Association of the Company.

2.4 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization; Due Execution; Enforceability. All action on the part of the Purchaser necessary for the execution and delivery of this Agreement, the performance of all obligations of the Purchaser under this Agreement have been taken or will be taken prior to the execution of this Agreement. This Agreement, when duly executed and delivered by the Purchaser, shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) laws relating to the availability of specific

3.2 Acquisition Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3 Knowledge and Sophistication. The Purchaser hereby (a) acknowledges that it has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Shares; (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser; (c) represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (d) further represents that it has the capacity to protect its own interests in connection with an investment in the Shares and that neither the Company, its directors or officers, or any of their respective affiliates or representatives, nor any other person or entity has made any commitment, representation or warranty to the Purchaser of any type or manner except as set forth herein. The Purchaser acknowledges that there has been no “general solicitation” or “general advertising”, each within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in connection with the issuance of the Shares.

3.4 Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5 Ability to Bear Economic Risk; No Reliance. The Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment. The Purchaser has full cognizance of and understands all of the risk factors and tax considerations related to investing in the Shares. The Purchaser understands that any financial and other projections provided to the Purchaser (including without limitation a business plan) are for informational purposes only and were based upon certain assumptions as outlined therein, and no assurances can be given that such assumptions will be satisfied or that any such projections will be achieved, and the Purchaser is not relying on such projections in connection with its investment.

3.6 Compliance with Insider Trading Policy. Any sales by the Purchaser of ordinary shares of the Company acquired pursuant to this Agreement or otherwise, shall be subject to the terms, conditions and restrictions of the Company’s insider trading policy as adopted by the board of directors of the Company and in effect on the date of any proposed sale.

3.7 Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption from the registration requirements of the Securities Act which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under the U.S. federal securities laws and applicable state securities (“blue sky”) laws and that, accordingly, the Shares will bear the legends set forth in Exhibit A, and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and registered or qualified by state securities authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.8 Stop-Transfer Notices. The Purchaser understands that, in order to ensure compliance with the resale restrictions referred to herein, so long as the Shares are “restricted securities”, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.9 Tax, Legal and Economic Considerations. The Purchaser is not relying on the Company for advice with respect to tax considerations, the suitability of its investment in the Company or legal or economic considerations.

4. General Provisions.

4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America. The parties agree that the courts of the State of New York or of the United States of America, in each case sitting in the State and County of New York constitute the sole and exclusive venue, and the exclusive jurisdiction, for disputes arising under or with respect to this Agreement.

4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Agreement.

4.6 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 4.6 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such Shares, and the Company.

4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

4.8 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof.

4.9 Expenses. Each party to this Agreement shall be responsible for their own fees and expenses related to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
	Name:	Andrew Cavaghan
	Title:	Chief Executive Officer
	Address:	94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108 Cayman Islands
E-mail:

SAMEER SALGAR

By:

Address:

E-mail:

EXHIBIT A

THE ORDINARY SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS OR QUALIFICATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.